As filed with the Securities and Exchange Commission on March 21, 2014

Registration No. 333-187757

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PVR PARTNERS, L.P.

PENN VIRGINIA RESOURCE FINANCE CORPORATION

PENN VIRGINIA RESOURCE FINANCE CORPORATION II

(and Certain Subsidiaries Identified In the Table of Additional Registrant Guarantors Below)

(Exact Name of Registrant as Specified in its Charter)

Delaware		23-3087517
Delaware		27-0943652
Delaware	4922	45-5153677
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Three Radnor Corporate Center

100 Matsonford Road

Suite 301

Radnor, Pennsylvania 19087

(610) 975-8200

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Thomas E. Long

Regency GP LLC

2001 Bryan Street

Suite 3700

Dallas, Texas 75201

(214) 750-1771

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Neel Lemon

Andrew J. Ericksen

Baker Botts L.L.P.

2001 Ross Avenue

Dallas, Texas 75201

(214) 953-6500

Exact Name of Registrant Guarantor(1)	State or Other Jurisdiction of Incorporation or Formation	IRS Employer Identification Number
PVR NEPA Gas Gathering, LLC	TX	38-3877838

Connect Energy Services, LLC	DE	20-0623350

Connect Gas Pipeline LLC	DE	20-5145683

Dulcet Acquisition LLC	DE	30-0461025

Fieldcrest Resources LLC	DE	02-0661951

K Rail LLC	DE	23-3094006

Kanawha Rail LLC	VA	62-1602163

LJL, LLC	WV	26-3337498

Penn Virginia Operating Co., LLC	DE	23-3094000

PVR Finco LLC	DE	26-3038539

PVR Gas Pipeline, LLC	DE	20-3424891

PVR Gas Processing, LLC (f/k/a PVR Hamlin, LLC)	DE	42-1597313

PVR Hydrocarbons LLC	OK	73-1410518

PVR Laverne Gas Processing LLC	OK	73-1520381

PVR Marcellus Gas Gathering, LLC	DE	27-2142725

PVR Midstream LLC	DE	20-2425250

PVR Gas Gathering, LLC (f/k/a PVR North Texas Gas Gathering LLC)	DE	26-2894313

PVR Water Services, LLC	DE	45-3249168

Suncrest Resources LLC	DE	02-0662120

Toney Fork LLC	DE	N/A

Loadout LLC	DE	23-3094002

(1)	The address for the registrant guarantors is Three Radnor Corporate Center, Suite 301, 100 Matsonford Road, Radnor, Pennsylvania 19087. The Primary Industrial Classification Code for the registrant guarantors is 4922.

REMOVAL OF SECURITIES FROM REGISTRATION

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (Registration No. 333-187757) (the “Registration Statement”) of PVR Partners, L.P., a Delaware limited partnership (“PVR”), Penn Virginia Resource Finance Corporation, a Delaware corporation (“Finance Co”), and Penn Virginia Resource Finance Corporation II, a Delaware corporation (“Finance Co II”), filed on April 5, 2013, which was deemed effective upon filing. The Registration Statement pertained to common units representing limited partner interests in PVR, debt securities issuable by PVR, Finance Co and Finance Co II and guarantees of such debt securities.

On March 21, 2014, PVR merged with and into Regency Energy Partners LP, a Delaware limited partnership (“Regency”), with Regency as the surviving limited partnership (the “Merger”). As a result of the Merger, the separate limited partnership existence of PVR ceased, and Regency continued its existence as the surviving limited partnership. PVR has terminated all offerings of its securities pursuant to its existing registration statements, including the Registration Statement.

In accordance with the undertaking of the registrants in the Registration Statement, this Post-Effective Amendment is being filed to remove from registration the securities not heretofore sold pursuant to the Registration Statement. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of said securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3, and have duly caused this Post-Effective Amendment to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on March 21, 2014.

REGENCY ENERGY PARTNERS LP (as successor by merger to PVR Partners, L.P.)

By:	Regency GP LP, its General Partner
By:	Regency GP LLC, its General Partner

By:	/s/ Thomas E. Long
Thomas E. Long
Executive Vice President and Chief Financial Officer

PENN VIRGINIA RESOURCE FINANCE CORPORATION

By:	/s/ Thomas E. Long
Thomas E. Long
Executive Vice President and Chief Financial Officer

PENN VIRGINIA RESOURCE FINANCE CORPORATION II

By:	/s/ Thomas E. Long
Thomas E. Long
Executive Vice President and Chief Financial Officer

CONNECT ENERGY SERVICES, LLC
CONNECT GAS PIPELINE LLC
PVR GAS PIPELINE, LLC
PVR GAS PROCESSING, LLC
PVR HYDROCARBONS LLC
PVR LAVERNE GAS PROCESSING LLC
PVR MARCELLUS GAS GATHERING, LLC
PVR GAS GATHERING, LLC
By:	PVR MIDSTREAM LLC, their sole member

By:	/s/ Marci K. Donnelly
Marci K. Donnelly
Vice President and Assistant Secretary

PVR FINCO LLC,

By:	REGENCY ENERGY PARTNERS LP (as successor by merger to PVR Partners, L.P.)
By:	Regency GP LP, its General Partner
By:	Regency GP LLC, its General Partner

By:	/s/ Thomas E. Long
Thomas E. Long
Executive Vice President and Chief Financial Officer

PENN VIRGINIA OPERATING CO., LLC
PVR MIDSTREAM LLC

By:	PVR FINCO LLC, their sole member
By:	REGENCY ENERGY PARTNERS LP (as successor by merger to PVR Partners, L.P.)
By:	Regency GP LP, its General Partner
By:	Regency GP LLC, its General Partner

By:	/s/ Thomas E. Long
Thomas E. Long
Executive Vice President and Chief Financial Officer

DULCET ACQUISITION LLC
FIELDCREST RESOURCES LLC
K RAIL LLC
KANAWHA RAIL LLC
LJL, LLC
LOADOUT LLC
SUNCREST RESOURCES LLC
TONEY FORK LLC
By:	PENN VIRGINIA OPERATING CO., LLC, their sole member

By:	/s/ Marci K. Donnelly
Marci K. Donnelly
Vice President and Assistant Secretary

PVR WATER SERVICES, LLC
PVR NEPA GAS GATHERING, LLC

By:	PVR MARCELLUS GAS GATHERING LLC, their sole member

By:	/s/ Marci K. Donnelly
Marci K. Donnelly
Vice President and Assistant Secretary

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